Edwards Lifesciences Corporation One Edwards Way · Irvine, CA USA · 92614 Phone: 949.250.2500 · Fax: 949.250.2525 www.edwards.com

FOR IMMEDIATE RELEASE

Media Contact:  Sarah Huoh, 949-250-5070
Investor Contact:  Mark Wilterding, 949-250-6826

EDWARDS LIFESCIENCES REPORTS THIRD QUARTER RESULTS
IRVINE, Calif., October 21, 2020 — Edwards Lifesciences (NYSE: EW) today reported financial results for the quarter ended September 30, 2020.
Third Quarter Highlights and Outlook
•Sales of $1.1 billion grew 4%; similar underlying1 growth expected in the fourth quarter
•TAVR global sales grew 6%
•EPS was $0.52; adjusted1 EPS grew 9% to $0.51
•TMTT clinical trials now enrolling at pre-COVID levels
•2020 adjusted EPS guidance increased to $1.85 to $1.95 from $1.75 to $1.95
•2021 TAVR sales expected to return to double-digit growth

“I am very proud of the way our passionate team is serving patients during this difficult period. Our supply chain has delivered and our field team has continued to support the dedicated clinicians that count on Edwards,” said Michael A. Mussallem, chairman and CEO. “We are pleased to report better-than-expected third quarter results despite the challenges of the ongoing COVID pandemic.”
Third Quarter 2020 Results
Sales for the quarter ended September 30, 2020, were $1.1 billion, an increase of 4% over the prior year, on both a reported and underlying basis. Diluted earnings per share for the quarter were $0.52, while adjusted earnings per share grew 9% to $0.51.
Transcatheter Aortic Valve Replacement (TAVR)
For the quarter, the company reported global TAVR sales of $745 million, an increase of 6% over the third quarter last year. TAVR growth was led by continued adoption of the Edwards SAPIEN valve platform and a step-up in procedure volumes as newly diagnosed patients entered the system and were treated. The company reported therapy adoption across all geographies, with notable strength in Europe.
“Our observations indicate that most hospitals globally have determined that they can safely treat their aortic stenosis patients in need at the same time they care for COVID patients,” said Mussallem.

Transcatheter Mitral and Tricuspid Therapies (TMTT)
Edwards continues to view the TMTT opportunity as one with significant unmet patient needs and the potential to drive significant growth. The company’s focus is on the advancement of three key value drivers, which it believes are the leading indicators of success: the company’s portfolio of differentiated therapies, favorable real-world clinical outcomes and results from rigorous pivotal trials which will ultimately support approvals and adoption.
Third quarter global sales were $12 million as the company resumed activation of new centers in Europe and increased commercial procedures. Edwards continues to advance commercialization of PASCAL in Europe and remains focused on physician training, procedural success and patient outcomes. The company is making progress on five TMTT pivotal studies. While initial pivotal clinical trial results could be delayed by a couple of quarters, Edwards is now enrolling patients at pre-COVID rates.
“We continue to believe the TMTT opportunity remains significant and expect a $3 billion global market by 2025,” said Mussallem. “We reiterate our confidence in this long-term opportunity and are passionate about bringing a portfolio of solutions for the many patients in need.”
Surgical Structural Heart and Critical Care
Surgical Structural Heart sales for the quarter were $203 million, similar to 2019 levels. During the third quarter, patients were more willing to seek heart valve surgery and hospitals more able to manage surgical patient flow. Ongoing prioritization of heart surgery in many hospitals also contributed to rebounding case volumes.
Critical Care sales were $181 million for the quarter, in-line with the year-ago period.  Demand for the company’s products used in cardiac surgeries was solid but was offset by the COVID-driven impact of delayed elective procedures. Sales of Edwards’ TruWave disposable pressure monitoring devices used in the ICU were lifted by a large one-time order in Europe associated with ICU capacity expansion.
Additional Financial Results
For the quarter, the company’s adjusted gross margin was 75.5%, down from 75.9% in the prior year quarter. This decrease was driven by a negative impact from foreign currency fluctuations and incremental costs associated with responding to COVID, partially offset by improved manufacturing efficiencies.
Selling, general and administrative expenses in the third quarter were $307 million, or 26.9% of sales, compared to $306 million in the prior year. This consistent level of spending included increased transcatheter structural heart field personnel related expenses, including expanding the TMTT field organization in Europe, offset by reduced spending resulting from COVID.
Research and development expenses in the third quarter were $196 million, or 17.1% of sales, compared to $195 million in the prior year.  This consistent level of spending included increased investments in transcatheter mitral valve replacement clinical trials, partially offset by lower TAVR clinical trial expenses and reduced spending resulting from COVID.
Free cash flow for the third quarter was $113 million, defined as cash flow from operating activities of $216 million, less capital spending of $103 million.
Cash and investments totaled $1.9 billion at September 30, 2020.  Total debt was $595 million.
Outlook
For the fourth quarter of 2020, the company anticipates year-over-year underlying sales growth similar to the third quarter. The company is raising the bottom end of full-year 2020 adjusted earnings per share guidance to $1.85 to $1.95, versus previous guidance of $1.75 to $1.95. Looking ahead to 2021, while still early in the forecasting process, the company anticipates a return to double-digit TAVR growth and aspires to double 2020 TMTT sales.
“Edwards is a dedicated member of the critical healthcare infrastructure and I admire the agility, resourcefulness and passion of our employees in maintaining their important work on behalf of patients. Putting patients first has never been more important than it is today,” said Mussallem. “I’m grateful for our extraordinary team and partners, and I am optimistic about the future of continuing to deliver innovations to patients around the world.”
About Edwards Lifesciences
Edwards Lifesciences is the global leader of patient-focused innovations for structural heart disease and critical care monitoring. We are driven by a passion for patients, dedicated to improving and enhancing lives through partnerships with clinicians and stakeholders across the global healthcare landscape. For more information, visit Edwards.com and follow us on Facebook, Instagram, LinkedIn, Twitter and YouTube.
Conference Call and Webcast Information
Edwards Lifesciences will be hosting a conference call today at 2:00 p.m. PT to discuss its third quarter results.  To participate in the conference call, dial (877) 704-2848 or (201) 389-0893.  For 72 hours following the call, an audio replay can be accessed by dialing (877) 660-6853 or (201) 612-7415 and using conference number 13710472.  The call will also be available via live or archived webcast on the “Investor Relations” section of the Edwards web site at ir.edwards.com or www.edwards.com.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements can sometimes be identified by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “plan,” “project,” “estimate,” “potential,” “predict,” "early clinician feedback," “expect,” “intend,” “guidance,” “outlook,” “optimistic,” “aspire,” “confident”  or other forms of these words or similar expressions and include, but are not limited to, statements made by Mr. Mussallem, fourth quarter, full year 2020 and 2021 financial guidance, and statements regarding the TMTT opportunity, and the pathway to success in TMTT, including, but not limited to, approvals and adoption, and information in the Outlook section.  Statements of past performance, efforts, or results about which inferences or assumptions may be made can also be forward-looking statements and are not indicative of future performance or results. Forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain, difficult to predict, and may be outside of the company’s control.  The company's forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement.  If the company does update or correct one or more of these statements, investors and others should not conclude that the company will make additional updates or corrections.
Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements.  Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include risk and uncertainties associated with COVID-19 pandemic, clinical trial or commercial results or new product approvals and therapy adoption, particularly in TAVR and TMTT; unpredictability of product launches; competitive dynamics; changes to reimbursement for the company's products; the company’s success in developing new products and avoiding manufacturing and quality issues; the impact of currency exchange rates; the timing or results of R&D and clinical trials; unanticipated actions by the U.S. Food and Drug Administration and other regulatory agencies; unexpected litigation impacts or expenses; and other risks detailed in the company's filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2019 and the company’s other filings with the SEC. These filings, along with important safety information about our products, may be found at edwards.com.
Edwards, Edwards Lifesciences, the stylized E logo, Edwards SAPIEN, Edwards SAPIEN 3, PASCAL, SAPIEN, SAPIEN 3, and TruWave are trademarks of Edwards Lifesciences Corporation or its affiliates. All other trademarks are the property of their respective owners. This statement is made on behalf of Edwards Lifesciences Corporation and its subsidiaries.

[1]
“Adjusted” amounts are non-GAAP items.  Adjusted sales, or “underlying” growth rates, in this press release excludes foreign exchange fluctuations.  Adjusted earnings per share is a non-GAAP item computed on a diluted basis and in this press release excludes intellectual property litigation expenses, amortization of intangible assets, fair value adjustments to contingent consideration liabilities arising from acquisitions, significant charges associated with TAVR inventory write-offs, and the purchase of intellectual property. See the Non-GAAP Financial Information page and reconciliation tables below.

EDWARDS LIFESCIENCES CORPORATION
Unaudited Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net sales	$1,140.9	$1,094.0	$3,194.6	$3,173.9
Cost of sales	281.0	292.4	784.3	828.2

Gross profit	859.9	801.6	2,410.3	2,345.7

Selling, general, and administrative expenses	307.2	306.2	889.9	895.0
Research and development expenses	195.5	195.5	565.0	558.8
Intellectual property litigation expenses	8.4	7.9	400.8	19.5
Change in fair value of contingent consideration liabilities, net	(9.0)	(2.3)	8.4	12.4
Special charge	—	—	—	24.0

Operating income	357.8	294.3	546.2	836.0

Interest income, net	(0.8)	(2.8)	(7.1)	(7.2)
Other income, net	(5.7)	(4.6)	(7.3)	(7.8)

Income before provision for income taxes	364.3	301.7	560.6	851.0

Provision for income taxes	39.1	27.0	46.7	84.3

Net income	$325.2	$274.7	$513.9	$766.7

Earnings per share: (A)
Basic	$0.52	$0.44	$0.83	$1.23
Diluted	$0.52	$0.43	$0.82	$1.20

Weighted-average common shares outstanding: (A)
Basic	622.1	624.6	622.3	624.3
Diluted	631.0	636.3	628.8	636.3

Operating statistics
As a percentage of net sales:
Gross profit	75.4%	73.3%	75.4%	73.9%
Selling, general, and administrative expenses	26.9%	28.0%	27.9%	28.2%
Research and development expenses	17.1%	17.9%	17.7%	17.6%
Operating income	31.4%	26.9%	17.1%	26.3%
Income before provision for income taxes	31.9%	27.6%	17.5%	26.8%
Net income	28.5%	25.1%	16.1%	24.2%

Effective tax rate	10.7%	8.9%	8.3%	9.9%

Note: Numbers may not calculate due to rounding.

(A) All share and per share amounts were adjusted for the May 29, 2020 three-for-one stock split.

EDWARDS LIFESCIENCES CORPORATION
Unaudited Balance Sheets
(in millions)

	September 30, 2020	December 31, 2019
ASSETS

Current assets
Cash and cash equivalents	$1,024.0	$1,179.1
Short-term investments	271.3	337.8
Accounts receivable, net	549.7	543.6
Other receivables	122.0	55.5
Inventories, net	773.3	640.9
Prepaid expenses	68.6	59.1
Other current assets	171.5	168.0
Total current assets	2,980.4	2,984.0

Long-term investments	599.0	585.5
Property, plant, and equipment, net	1,276.3	1,060.3
Operating lease right-of-use assets	89.5	80.1
Goodwill	1,170.0	1,167.7
Other intangible assets, net	332.4	336.5
Deferred income taxes	215.2	172.2
Other assets	138.0	101.8

Total assets	$6,800.8	$6,488.1

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued liabilities	$822.1	$876.9
Operating lease liabilities	24.2	25.5
Total current liabilities	846.3	902.4

Long-term debt	594.9	594.4
Contingent consideration liabilities	180.9	172.5
Taxes payable	214.2	236.6
Operating lease liabilities	71.0	58.9
Uncertain tax positions	199.2	171.7
Other liabilities	484.0	203.3

Stockholders’ equity (A)
Common stock	635.0	218.1
Additional paid-in capital	1,381.6	1,623.3
Retained earnings	4,255.5	3,741.6
Accumulated other comprehensive loss	(157.9)	(156.0)
Treasury stock, at cost	(1,903.9)	(1,278.7)
Total stockholders’ equity	4,210.3	4,148.3

Total liabilities and stockholders’ equity	$6,800.8	$6,488.1

(A) Current year balances reflect the May 29, 2020 three-for-one stock split. Balances at December 31, 2019 were not retroactively adjusted to reflect the stock split.

EDWARDS LIFESCIENCES CORPORATION
Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company’s industry to enhance comparability of the Company’s financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations). The Company uses the term "adjusted sales" or “underlying growth rate” when referring to non-GAAP sales information, which excludes foreign exchange rate fluctuations and includes the prior year sales results of a business acquired as if the acquisition had occurred at the beginning of the earliest period presented. The Company uses the term “adjusted” to also exclude intellectual property litigation expenses, amortization of intangible assets, fair value adjustments to contingent consideration liabilities arising from acquisitions, significant charges associated with transcatheter aortic valve replacement ("TAVR") inventory write offs, and the purchase of intellectual property.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results, and evaluating current performance. These non-GAAP financial measures are used in addition to, and in conjunction with, results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations by investors that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting the Company's business and facilitate comparability to historical periods.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A reconciliation of non-GAAP historical financial measures to the most comparable GAAP measure is provided in the tables below.

Fluctuations in exchange rates impact the comparative results and sales growth rates of the Company's underlying business. Management believes that excluding the impact of foreign exchange rate fluctuations from its sales growth provides investors a more useful comparison to historical financial results. The impact of foreign exchange rate fluctuations has been detailed in the "Reconciliation of Sales by Product Group and Region."

Guidance for sales and sales growth rates is provided on an "underlying basis," and projections for diluted earnings per share, net income and growth, gross profit margin, taxes, and free cash flow are also provided on a non-GAAP basis as adjusted for the items identified above due to the inherent difficulty in forecasting such items. The Company is not able to provide a reconciliation of the non-GAAP guidance to comparable GAAP measures due to the unknown effect, timing, and potential significance of special charges or gains, and management's inability to forecast charges associated with future transactions and initiatives.

Management considers free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by business operations, after deducting payments for capital expenditures, which can then be used for strategic opportunities or other business purposes including, among others, investing in the Company's business, making strategic acquisitions, strengthening the balance sheet, and repurchasing stock.

The items described below are adjustments to the GAAP financial results in the reconciliations that follow:

Litigation Settlement - In the second quarter of 2020, the Company recorded a $367.9 million charge to settle certain patent litigation related to transcatheter mitral and tricuspid repair products.

TAVR Inventory Write Off - The Company recorded a $46.2 million charge in the second quarter of 2019 and a $26.9 million charge in the third quarter of 2019, primarily comprised of the write off of inventory in response to strategic decisions regarding its TAVR portfolio.

Intellectual Property Litigation Expenses - The Company incurred intellectual property litigation expenses of $12.5 million and $4.6 million in the first quarter of 2020 and 2019, respectively, $12.0 million and $7.0 million in the second quarter of 2020 and 2019, respectively, and $8.4 million and $7.9 million in the third quarter of 2020 and 2019, respectively.

Change in Fair Value of Contingent Consideration Liabilities, net - The Company recorded income of $2.2 million and expense of $6.7 million in the first quarter of 2020 and 2019, respectively, expenses of $19.6 million and $8.0 million in the second quarter of 2020 and 2019, respectively, and income of $9.0 million and $2.3 million in the third quarter of 2020 and 2019, respectively, related to changes in the fair value of its contingent consideration liabilities arising from acquisitions.

Amortization of Intangible Assets - The Company recorded amortization expense related to developed technology, patents and trademarks in the amount of $1.7 million and $0.5 million in the first quarter of 2020 and 2019, respectively, $1.3 million and $1.2 million in the second quarter of 2020 and 2019, respectively, and $1.0 million and $1.3 million in the third quarter of 2020 and 2019, respectively.

Purchase of Intellectual Property - The Company recorded a $24.0 million charge in the first quarter of 2019 related to the acquisition of early-stage transcatheter intellectual property and associated clinical and regulatory experience.

Provision for Income Taxes - The income tax impact of the expenses and gains discussed above is based upon the items' forecasted effect upon the Company's full year effective tax rate. Adjustments to forecasted items unrelated to these expenses and gains, as well as impacts related to interim reporting, will have an effect on the income tax impact of these items in subsequent periods.

EDWARDS LIFESCIENCES CORPORATION
Unaudited Reconciliation of GAAP to Non-GAAP Financial Information
(in millions, except per share and percentage data)

	Three Months Ended September 30, 2020
	Net Sales	Gross Profit Margin	Operating Income	Net Income	Diluted EPS	Effective Tax Rate
GAAP	$1,140.9	75.4%	$357.8	$325.2	$0.52	10.7%
Non-GAAP adjustments: (A)
Intellectual property litigation expenses	—	—	8.4	8.4	0.01	0.3
Change in fair value of contingent consideration liabilities, net	—	—	(9.0)	(9.0)	(0.02)	—
Amortization of intangible assets	—	0.1	1.0	1.0	—	—

Provision for income taxes
Tax effect on non-GAAP adjustments (B)	—	—	—	(1.0)	—	—
Prior period ongoing tax impacts (D)	—	—	—	(0.8)	—	0.2
Adjusted	$1,140.9	75.5%	$358.2	$323.8	$0.51	11.2%

	Three Months Ended September 30, 2019
	Net Sales	Gross Profit Margin	Operating Income	Net Income	Diluted EPS (C)	Effective Tax Rate
GAAP	$1,094.0	73.3%	$294.3	$274.7	$0.43	8.9%
Non-GAAP adjustments: (A)
TAVR inventory write-off	—	2.5	26.9	26.9	0.03	1.3
Intellectual property litigation expenses	—	—	7.9	7.9	0.01	0.4
Change in fair value of contingent consideration liabilities, net	—	—	(2.3)	(2.3)	—	(0.1)
Amortization of intangible assets	—	0.1	1.3	1.3	—	0.1

Provision for income taxes
Tax effect on non-GAAP adjustments (B)	—	—	—	(8.6)	—	—
Prior period ongoing tax impacts	—	—	—	(0.7)	—	0.2
Adjusted	$1,094.0	75.9%	$328.1	$299.2	$0.47	10.8%

	Nine Months Ended September 30, 2020
	Net Sales	Gross Profit Margin	Operating Income	Net Income	Diluted EPS	Effective Tax Rate
GAAP	$3,194.6	75.4%	$546.2	$513.9	$0.82	8.3%
Non-GAAP adjustments: (A)
Litigation settlement	—	—	367.9	367.9	0.48	2.9
Intellectual property litigation expenses	—	—	32.9	32.9	0.04	0.6
Change in fair value of contingent consideration liabilities, net	—	—	8.4	8.4	0.01	—
Amortization of intangible assets	—	0.2	4.0	4.0	0.01	—

Provision for income taxes
Tax effect on non-GAAP adjustments (B)	—	—	—	(68.6)	—	—
Prior period ongoing tax impacts	—	—	—	(0.8)	—	0.1
Adjusted	$3,194.6	75.6%	$959.4	$857.7	$1.36	11.9%

	Nine Months Ended September 30, 2019
	Net Sales	Gross Profit Margin	Operating Income	Net Income	Diluted EPS (C)	Effective Tax Rate
GAAP	$3,173.9	73.9%	$836.0	$766.7	$1.20	9.9%
Non-GAAP adjustments: (A)
TAVR inventory write off	—	2.3	73.1	73.1	0.09	0.8
Intellectual property litigation expenses	—	—	19.5	19.5	0.03	0.3
Change in fair value of contingent consideration liabilities, net	—	—	12.4	12.4	0.02	(0.1)
Amortization of intangible assets	—	0.1	3.0	3.0	—	—
Purchase of intellectual property	—	—	24.0	24.0	0.03	0.3

Provision for income taxes
Tax effect on non-GAAP adjustments (B)	—	—	—	(23.9)	—	—
Prior period ongoing tax impacts	—	—	—	(1.5)	—	—
Adjusted	$3,173.9	76.3%	$968.0	$873.3	$1.37	11.2%

(A)	See description of non-GAAP adjustments on the "Non-GAAP Financial Information" page.

(B)
The tax effect on non-GAAP adjustments is calculated based upon the impact of the relevant tax jurisdictions’ statutory tax rates on the Company’s estimated annual effective tax rate, or discrete rate in the quarter, as applicable. The impact on the effective tax rate is reflected on each individual non-GAAP adjustment line item.

(C)	All per share amounts were adjusted for the May 29, 2020 three-for-one stock split.

RECONCILIATION OF GAAP DILUTED WEIGHTED-AVERAGE SHARES TO ADJUSTED DILUTED WEIGHTED-AVERAGE SHARES

Nine Months Ended September 30,
2020
GAAP Diluted Weighted-Average Shares Outstanding	628.8
Dilutive effect of stock plans	3.0
Adjusted Diluted Weighted-Average Shares Outstanding (A)	631.8

(A)
GAAP diluted weighted-average shares outstanding excludes shares associated with the Edwards' stock plans during the three months ended June 30, 2020 as the impact was anti-dilutive since Edwards reported a net loss during that period. After reflecting the non-GAAP adjustments above, these shares become dilutive.

RECONCILIATION OF SALES BY PRODUCT GROUP AND REGION

					2019 Adjusted
Sales by Product Group (QTD)	3Q 2020	3Q 2019	Change	GAAP Growth Rate*	CASMED Acquisition	FX Impact	3Q 2019 Adjusted Sales	Underlying Growth Rate *
Transcatheter Aortic Valve Replacement	$744.6	$700.0	$44.6	6.4%	$—	$4.4	$704.4	5.7%
Transcatheter Mitral and Tricuspid Therapies	12.1	9.7	2.4	23.7%	—	0.4	10.1	19.8%
Surgical Structural Heart	203.3	204.1	(0.8)	(0.3)%	—	1.9	206.0	(1.0)%
Critical Care	180.9	180.2	0.7	0.4%	—	0.2	180.4	0.3%
Total	$1,140.9	$1,094.0	$46.9	4.3%	$—	$6.9	$1,100.9	3.7%

					2019 Adjusted
Sales by Product Group (YTD)	YTD 3Q 2020	YTD 3Q 2019	Change	GAAP Growth Rate*	CASMED Acquisition	FX Impact	YTD 3Q 2019 Adjusted Sales	Underlying Growth Rate *
Transcatheter Aortic Valve Replacement	$2,081.1	$1,975.4	$105.7	5.3%	$—	$(6.1)	$1,969.3	5.7%
Transcatheter Mitral and Tricuspid Therapies	28.7	21.0	7.7	36.5%	—	0.1	21.1	36.5%
Surgical Structural Heart	557.6	636.6	(79.0)	(12.4)%	—	(2.9)	633.7	(12.0)%
Critical Care	527.2	540.9	(13.7)	(2.5)%	7.5	(4.4)	544.0	(3.1)%
Total	$3,194.6	$3,173.9	$20.7	0.7%	$7.5	$(13.3)	$3,168.1	0.8%

					2019 Adjusted
Sales by Region (QTD)	3Q 2020	3Q 2019	Change	GAAP Growth Rate*	CASMED Acquisition	FX Impact	3Q 2019 Adjusted Sales	Underlying Growth Rate *
United States	$662.0	$647.8	$14.2	2.2%	$—	$—	$647.8	2.2%
Europe	253.8	222.6	31.2	13.9%	—	8.7	231.3	10.2%
Japan	113.9	112.9	1.0	0.8%	—	1.0	113.9	—%
Rest of World	111.2	110.7	0.5	0.7%	—	(2.8)	107.9	3.1%
International	478.9	446.2	32.7	7.3%	—	6.9	453.1	5.8%
Total	$1,140.9	$1,094.0	$46.9	4.3%	$—	$6.9	$1,100.9	3.7%

					2019 Adjusted
Sales by Region (YTD)	YTD 3Q 2020	YTD 3Q 2019	Change	GAAP Growth Rate*	CASMED Acquisition	FX Impact	YTD 3Q 2019 Adjusted Sales	Underlying Growth Rate *
United States	$1,845.6	$1,835.5	$10.1	0.6%	$6.7	$—	$1,842.2	0.2%
Europe	707.8	699.0	8.8	1.2%	0.4	(5.2)	694.2	2.0%
Japan	330.7	324.4	6.3	1.9%	0.2	4.2	328.8	0.6%
Rest of World	310.5	315.0	(4.5)	(1.4)%	0.2	(12.3)	302.9	2.5%
International	1,349.0	1,338.4	10.6	0.8%	0.8	(13.3)	1,325.9	1.8%
Total	$3,194.6	$3,173.9	$20.7	0.7%	$7.5	$(13.3)	$3,168.1	0.8%

* Numbers may not calculate due to rounding.